SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 25, 2005

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 25, 2005, Riverstone Networks, Inc. (“Riverstone” or the “Company”) entered a Deferred Stock Agreement (the “Agreement”) with Noah D. Mesel, an executive officer of the Company, pursuant to which Mr. Mesel will be issued a total of 200,000 shares of Riverstone common stock, in four equal 25% increments in six month intervals over the next two years. The Compensation Committee of the Company previously had authorized Oscar Rodriguez, President and Chief Executive Officer of Riverstone, to present the Agreement to Mr. Mesel upon settlement of the litigation captioned U.S. Bank v. Riverstone Networks, Inc. on terms acceptable to the Company’s Board of Directors. Mr. Mesel must be an employee of Riverstone on the issuance dates to be entitled to receive the shares to be issued on such dates. The shares when issued may be subject to certain restrictions on transferability, depending upon the Company’s ability to file a registration statement applicable to the issuance of those shares. In addition, this grant is subject to the terms of Riverstone’s Change in Control Plan applicable to executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2005

RIVERSTONE NETWORKS, INC.

By	/s/ Roger A. Barnes
Name:	Roger A. Barnes
Title:	Executive Vice President, Chief Financial Officer